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                                                                     EXHIBIT 5.1


                                 THE LAW FIRM OF
                                ROBERT E. LESSER
                               488 MADISON AVENUE
                           NEW YORK, NEW YORK   10022








                                        September 19, 1996



Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York   11788

Gentlemen:

          You have requested our opinion, as counsel for Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement of the Company on Form S-3 (the "Registration Statement") for the registration of 50,000 shares (the "Shares") of the common stock, par value $.025 per share, of the Company under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering of the Shares by certain selling stockholders (the "Selling Stockholders") as described in the Registration Statement.

          We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based upon such examination, it is our opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares proposed to be sold by the Selling Stockholders as described in the Registration Statement have been duly authorized and validly issued, and when sold as described in the Registration Statement, will be fully paid and non-assessable.

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Graham-Field Health Products, Inc.
September 19, 1996
Page 2



          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             THE LAW FIRM OF ROBERT E. LESSER




                                              s/Robert E. Lesser
                                             -----------------------------------